Exhibit 99.1

Investor Contact:

Erica Abrams, The Blueshirt Group for Borland

415-217-5864

erica@blueshirtgroup.com

Company Contact:

Aaron Feigin

408-863-2409

afeigin@borland.com

Borland Reports Financial Results for the Third Quarter of 2006

Appoints Seasoned Financial Executive as CFO

Highlights of the Quarter:

•	Total revenue increases 21% over prior year

•	Revenue from ALM products up 91% over prior year; ALM license revenue up 115%

•	Cost reduction initiatives underway to improve operating margins and reach profitability in 2007

CUPERTINO, Calif., — November 14, 2006 — Borland Software Corporation (NASDAQ: BORL), today announced financial results for the third quarter ended September 30, 2006. For the third quarter, Borland reported revenue of $82.4 million, an increase of 21% over the third quarter of 2005. GAAP net loss for the third quarter of 2006 was $12.2 million, or ($0.16) per share and non-GAAP net loss was $4.4 million or ($0.06) per share. GAAP net loss includes $2.8 million in stock-based compensation, $2.3 million in amortization of intangibles, $5.4 million in severance, restructuring and divestiture related expenses, offset by a gain of $2.6 million for the sale of a building and release of an asset retirement obligation. Borland expects to file its Form 10-Q for the quarter ended September 30, 2006 shortly.

Total revenue from ALM products and services for the third quarter of 2006 was $54.7 million, up 91% over the third quarter of 2005. ALM license revenue was $29.7 million, up 115% over the third quarter of 2005.

“We are pleased with the progress of revenue growth in the quarter, with continued momentum from our ALM products, despite the significant transition in other areas of our business,” commented Tod Nielsen, President and CEO of Borland. “Contributing to our growth in the quarter was an existing customer who represented more than 10% of revenue. This technology powerhouse standardized its global software organization on Borland ALM solutions, further demonstrating the increasing customer interest in our solutions.”

In addition, Borland announced that it has appointed Erik Prusch as chief financial officer, effective when he joins the week of November 20th. Erik joins Borland with nearly 19 years of financial experience with leading companies including Deloitte & Touche, PepsiCo, Intuit and Gateway. Most recently, he was Vice President, Finance at Intuit in the Consumer Tax Group. In that role, he oversaw the financial operations of one of Intuit’s largest revenue and profit generating business units, producing $710 million in revenue and $467 million in operating income. Before joining Intuit in January 2004, Prusch was Chief Financial Officer for Identix Incorporated, a biometric technology company.

In a separate release, Borland today announced its decision to separate the Developer Tools Group into a wholly-owned subsidiary focused on maximizing developer productivity. This new business unit will operate under the name CodeGear.

“With our CodeGear decision, Borland is now completely focused on achieving profitable growth in the Application Lifecycle Management market. We will continue to work through our transition in the coming quarters, with significant attention on reducing costs, improving operating margins and reaching profitability in 2007. Our revenue performance for the quarter is another positive indicator that Borland is positioned at the center of a large and growing market,” concluded Nielsen.

Conference Call

Borland reports financial results for the quarter ended September 30, 2006 at 2:00 p.m. Pacific Time, today, Tuesday, November 14, 2006. To access the conference call, dial (800) 257-1836 for the US or Canada and (303) 205-0066 for international callers. The Webcast will be available live on the Investor Relations section at www.borland.com. Please visit the website at least 30 minutes prior to the scheduled time to download any necessary audio or plug-in software. A replay will be available approximately two hours after the conference call ends and will be available until January 14, 2007 at 12:00 a.m. Pacific Time. Please dial (800) 405-2236 or (303) 590-3000, with passcode 11072881 to access the replay. The archived Webcast will also be available on our website.

About Borland

Founded in 1983, Borland (NASDAQ: BORL) is a global leader in application lifecycle management (ALM), providing solutions that make software delivery a more manageable, efficient and predictable business process. Borland provides the software, services and training that enable companies to achieve Software Delivery Optimization and maximize the business value of software. To learn more about delivering quality software, on time and within budget, visit http://www.borland.com.

Borland and all other Borland brand and product names are trademarks or registered trademarks of Borland Software Corporation in the United States and other countries. All other marks are the property of their respective owners.

Forward-Looking Statements

Statements made in this release that are not historical facts are “forward-looking statements” and accordingly involve risk and uncertainties that could cause actual results to differ materially from those described in this release. Forward-looking statements include, for example, all statements relating to projected financial performance (including statements involving projection of revenues, income including income (loss), earnings including earnings (loss) per share, capital expenditures, dividends, capital structure, or other financial items), the plans and objectives of management for future operations, products or services; and future performance in economic terms or other any other measures.

The potential risks and uncertainties that could cause results to differ materially include, among others, our successful completion of a transition to development and sales of enterprise software development solutions; implementation of systems to manage large service projects for the enterprise solutions market; our ability to predict revenue and control expenses in order to achieve positive cash-flow; the ability to compete with new or existing competitors who may have more resources; continued access to third-party technology on reasonable terms; our ability to retain key personnel and integrate new leaders to support our business transition; and diversion of management attention due to integration of acquired companies and divestment or formation of new operational divisions. These and other risks may be detailed from time to time in Borland’s periodic reports filed with the Securities and Exchange Commission, including, but not limited to its latest Annual Report on Form 10-K, and its latest quarterly report on Form 10-Q, copies of which may be obtained from http://www.sec.gov. Borland does not intend to update this information to reflect future events or circumstances, and disclaims any obligation or duty to do so.

Non-GAAP Financial Measures

The attached press release includes measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share. For its internal budgeting and resource allocations process and comparison of its operations with prior periods and competitors, Borland’s management uses financial information that does not include: (a) severance and restructuring charges, (b) the stock-based compensation impact of SFAS 123R, (c) amortization of intangible and other assets, (d) acquisition-related expenses, (e) acquired in-process research and development expense, (f) gains and losses on sales of investments and real estate and the related tax effects, and (g) income tax (benefit) provisions.

Borland refers to these non-GAAP financial measures in assessing the performance of Borland’s Ongoing Operations (as defined below) and for planning and forecasting in future periods. These non-GAAP financial measures also facilitate our internal comparisons to Borland’s historical operating results. We have historically reported similar non-GAAP financial measures and believe that the inclusion of comparative results provides consistency in our financial reporting that benefits investors. We compute non-GAAP financial measures using consistent methods from quarter to quarter and year to year.

Borland recognizes that these non-GAAP measures are not in accordance with, or an alternative for, generally accepted accounting principles and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. Borland believes that non-GAAP measures have substantial limitations in that they do not reflect all of the amounts associated with Borland’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate Borland’s results of operations in conjunction with the corresponding GAAP measures.

In presenting its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share, Borland excludes the following items:

A. Severance and restructuring charges. Borland has incurred restructuring charges eliminating certain duplicative activities, focusing Borland’s resources on future growth opportunities and reducing Borland’s cost structure. In connection with its restructuring, Borland has recognized costs related to termination benefits for former Borland employees whose positions were eliminated and for the closure of Borland facilities. Borland excludes these items because these expenses are not reflective of the results of its activities facilitating its ongoing ability to develop, sell and market its products (“Ongoing Operations”) and Borland believes excluding these items from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share facilitates comparisons with prior and subsequent reporting periods as well as comparisons to the operating results of competitors in Borland’s industry. Expenses related to severance and restructuring have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP.

B. Stock compensation impact of SFAS 123R. These expenses consist of expenses for employee stock options and employee stock purchases under SFAS 123R. Prior to the adoption of SFAS 123R in fiscal 2006, Borland did not include expenses related to employee stock options and employee stock purchases directly in its financial statements, but elected, as permitted by SFAS 123, to disclose such expenses in the footnotes to its financial statements. As Borland applies SFAS 123R, Borland believes that it is useful to investors to understand the impact of the application of SFAS 123R to Borland’s operational performance in comparison to prior periods in which such expense was not included directly in its financial statements. In addition, while stock-based compensation expense calculated in accordance with SFAS 123R constitutes an ongoing and recurring expense, such expense is excluded from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share because it is not an expense that typically requires or will require cash settlement by Borland and consequently is not used by management to assess the core profitability of Borland’s Ongoing Operations. Borland believe it is useful to investors to understand the impact of the application of SFAS 123R to Borland’s liquidity and its ability to invest in research and development and fund acquisitions and capital expenditures. Borland further believes its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share excluding this item are useful to investors in that excluding this item facilitates comparisons to the operating results of competitors in Borland’s industry that may have different patterns of activity associated with equity compensation.

C. Amortization of purchased intangibles. In connection with its acquisitions, Borland has incurred amortization of purchased intangible assets. These purchased intangibles include: developed technology, customer lists and relationships, maintenance agreements, trade names, trademarks and service marks and non-compete agreements. For accounting purposes, Borland amortizes the fair value of the purchased intangibles based on the pattern in which the economic benefits of the intangible assets will be consumed as revenue is generated. Although these intangible assets generate revenue for Borland, Borland excludes the associated amortization expense because it is non-cash in nature and because Borland believes its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share excluding this item provide meaningful supplemental information regarding Borland’s operational performance, liquidity and Borland’s ability to invest in research and development and fund acquisitions and capital expenditures. In addition, excluding this item facilitates comparisons to Borland’s historical operating results and comparisons to the operating results of competitors in Borland’s industry which may have different acquisition histories.

D. Acquisition related expenses. Borland has incurred significant acquisition-related expenses in connection with its prior acquisitions. Borland has also acquired in-process research and development that had not yet reached technological feasibility and had no alternative future use. Accordingly, these amounts were charged to operating expense upon consummation of the respective acquisitions. Borland excludes these items from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share because these expenses are not reflective of Ongoing Operations in the current period and have no direct correlation to the operation of Borland’s business either historically or on a future basis, as these are one-time charges. In addition, excluding this item facilitates comparisons to Borland’s historical and future operating results and comparisons to the operating results of competitors in Borland’s industry which may have different acquisition histories. Expenses related to acquisitions have, in some cases, had a significant cash impact and effect on Borland’s results of operations, including its net income (loss) as measured in accordance with GAAP.

E. Acquired in-process research and development expense. Borland has incurred in-process research and development expenses when technological feasibility for acquired technology has not been established and no future alternative use for such technology exists. These amounts arise from Borland’s prior acquisitions and have no direct correlation to Borland’s Ongoing Operations. In addition, excluding this item from Borland’s measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share facilitates comparisons to Borland’s historical and subsequent operating results and comparisons to the operating results of competitors in Borland’s industry which may have different acquisition histories.

F. Sales of investments and real estate and the related tax effects. Borland incurs investment gains and losses on the sale and exchange of equity securities and real estate that it may beneficially own from time to time. Borland does not actively trade securities nor does Borland rely on these securities positions for funding its Ongoing Operations. Borland excludes gains and losses on these equity securities and real estate and the related tax effects from its measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share because these items are unrelated to Borland’s Ongoing Operations and because the exclusion of this item facilitates comparisons to Borland’s historical and subsequent operating results and comparisons to the operating results of competitors in Borland’s industry which may have different patterns of investment tangential to their non-core businesses.

G. Income tax (benefit) provision. Borland has released a tax contingency reserve related to the closure of a foreign tax audit. Periodically, Borland also incurs tax charges and/or benefits for GAAP purposes relating to non-GAAP items. Borland excludes these items from its measure of non-GAAP net income (loss) and non-GAAP net income (loss) per share because these items are not reflective of Ongoing Operations in the current period. In addition, excluding this item from Borland’s measures of non-GAAP net income (loss) and non-GAAP net income (loss) per share facilitates comparisons to Borland’s historical and subsequent operating results and comparisons to the operating results of competitors in Borland’s industry which may have different tax situations and a different combination of foreign and domestic operations.

Borland believes that non-GAAP measures have significant limitations in that they do not reflect all of the amounts associated with Borland’s financial results as determined in accordance with GAAP and that these measures should only be used to evaluate Borland’s financial results in conjunction with the corresponding GAAP measures. Because of these limitations, Borland qualifies the use of non-GAAP financial information in a statement when non-GAAP information is presented. In addition, the exclusion of the charges and expenses indicated above from the non-GAAP financial measures presented does not indicate an expectation by Borland management that similar charges and expenses will not be incurred in subsequent periods.

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TABLES TO FOLLOW

BORLAND SOFTWARE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, unaudited)

	September 30, 2006	December 31, 2005
ASSETS
Cash and cash equivalents and short-term investments	$68,508	$175,078
Accounts receivable, net	59,975	54,405
Property and equipment, net	9,231	17,837
Goodwill and acquired intangibles, net	295,927	191,237
Other assets	24,028	25,973

Total assets	$457,669	$464,530

LIABILITIES AND STOCKHOLDERS’ EQUITY
Deferred revenue	$59,186	$57,179
Other current liabilities	99,342	81,606
Other long-term liabilities	14,117	13,805

Total liabilities	172,645	152,590
Stockholders’ equity	285,024	311,940

Total liabilities and stockholdrs’ equity	457,669	464,530

BORLAND SOFTWARE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts, unaudited)

	Three Months Ended		Nine Months Ended
	September 30, 2006	September 30, 2005	September 30, 2006	September 30, 2005
License and other revenues	$45,701	$39,236	$126,524	$120,959
Service revenues	36,665	28,614	102,364	84,779

Total revenues	82,366	67,850	228,888	205,738

Cost of license and other revenues	1,972	1,515	5,869	6,390
Cost of service revenues	14,210	10,125	41,787	29,084
Amortization of acquired intangibles	2,119	2,517	4,852	7,550

Cost of revenues	18,301	14,157	52,508	43,024

Gross profit	64,065	53,693	176,380	162,714

Selling, general and administrative	52,141	43,170	148,751	126,432
Research and development	19,968	14,277	53,673	42,975
Restructuring, amortization of other intangibles and acquisition-related expenses and other charges	5,060	1,646	15,356	19,371

Total operating expenses	77,169	59,093	217,780	188,778

Operating loss	(13,104)	(5,400)	(41,400)	(26,064)

Gain on sale of investment	—	—	—	4,680
Gain on sale of fixed assets	1,658	—	1,658	—
Interest and other income, net	506	1,317	2,160	3,824
Total other income	2,164	1,317	3,818	8,504

Loss before income taxes	(10,940)	(4,083)	(37,582)	(17,560)

Income tax provision	1,254	1,185	2,600	1,760

Net loss	$(12,194)	$(5,268)	$(40,182)	$(19,320)

Net loss per share:
Net loss per share - basic	$(0.16)	$(0.07)	$(0.52)	$(0.25)

Net loss per share - diluted	$(0.16)	$(0.07)	$(0.52)	$(0.25)

Shares used in computing basic net loss per share	77,263	76,017	76,799	77,937

Shares used in computing diluted net loss per share	77,263	76,017	76,799	77,937

BORLAND SOFTWARE CORPORATION

GAAP TO NON-GAAP RECONCILIATION

(In thousands, except per share amounts, unaudited)

	Three Months Ended
Statements of Operations Reconciliation (In thousands, except per share data)	September 30, 2006	September 30, 2005
Net loss on a GAAP basis	$(12,194)	$(5,268)
Stock-based compensation expenses	2,806	—
Severance and restructuring charges	3,871	2,846
Amortization of purchased intangibles	2,277	2,517
Divestiture related expenses	1,491	—
Gain on sale of buildings	(1,658)	—
Gain on release of asset retirement obligation	(948)	—
Tax effect of non-GAAP items	—	294

Net loss on a non-GAAP basis	$(4,355)	$389

Statements of Operations Reconciliation per Share

Basic and diluted net loss on a GAAP basis	$(0.16)	$(0.07)
Stock-based compensation expenses	0.04	—
Severance and restructuring charges	0.05	0.04
Amortization of purchased intangibles	0.03	0.03
Divestiture related expenses	0.02	—
Gain on sale of buildings	(0.02)	—
Gain on release of asset retirement obligation	(0.01)	—
Tax effect of non-GAAP items	—	0.00

Basic net loss on a non-GAAP basis	$(0.06)	$0.01

Diluted net loss on a non-GAAP basis	$(0.06)	$0.01

Shares used in calculation of basic net loss per share	77,263	76,017
Shares used in calculation of diluted net loss per share	77,263	76,017

BORLAND SOFTWARE CORPORATION

SUMMARY PRODUCT REVENUES

PRELIMINARY

2005 and 2006

	Q306	Q206	Q106	Q405	Q305	Q205	Q105
ALM
License	29,722	20,029	15,552	14,357	13,827	12,931	10,943
Services	25,006	22,230	17,346	16,136	14,798	14,991	13,136

TOTAL ALM	$54,728	$42,259	$32,898	$30,494	$28,625	$27,923	$24,079

IDE
License	9,319	12,928	17,648	11,920	12,401	17,471	18,408
Services	5,726	6,495	6,781	7,115	7,640	7,668	7,875

TOTAL IDE	$15,045	$19,422	$24,428	$19,034	$20,042	$25,139	$26,283

DPG
License	6,661	8,471	6,195	15,946	13,008	7,756	14,213
Services	5,932	6,797	6,050	5,531	6,176	5,745	6,748

TOTAL DPG	$12,593	$15,268	$12,245	$21,477	$19,183	$13,501	$20,961

TOTAL REVENUE	$82,366	$76,950	$69,572	$71,005	$67,850	$66,564	$71,324